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                                                                    EXHIBIT 23.4

                  CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS

NetSol Technologies, Inc. and Subsidiaries (formerly NetSol International, Inc.) Calabasas, California

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated 22 September 2000, for NetSol (UK) Limited, Network Solutions Group Limited, Network Solutions Limited and Network Solutions (Northern) Limited for the periods ended 31 January 2000 and 30 June 2000 with respect to their inclusion in the consolidated financial statements of NetSol Technologies, Inc. included in its Annual Report on Form 10-KSB for the year ended June 30, 2001.

                                  /s/ Mazars Neville Russell
                                  Chartered Accountants and Registered Auditors

                                  Milton Keynes, England
                                  March 22, 2002